Exhibit 99.1

Sapient Reports Third Quarter 2010 Results

Service Revenues Up 31% Year Over Year

Third Quarter Non-GAAP Operating Margin of 11.8%

BOSTON--(BUSINESS WIRE)--November 4, 2010--Sapient (NASDAQ: SAPE) today reported the following financial results for the third quarter ended September 30, 2010:

  Service revenues were $217.1 million compared to $165.5 million in the third quarter of 2009, an increase of 31%. Sequentially, service revenues were up $16.7 million, or 8%, from $200.4 million in the second quarter of 2010. On a constant currency basis, revenues increased 32% over the third quarter of 2009 and 7% sequentially.
  GAAP income from operations was $20.0 million, or 9.2% of service revenues, up 158% from $7.8 million, or 4.7% of service revenues, reported in the third quarter of 2009.
  Non-GAAP income from operations was $25.6 million, or 11.8% of service revenues, up 52% from $16.8 million, or 10.2% of service revenues, reported in the third quarter of 2009.
  GAAP diluted net income per share was $0.10, compared to $0.04 in the third quarter of 2009.
  Non-GAAP diluted net income per share was $0.13, compared to $0.08 in the third quarter of 2009.

“We continue to deliver strong top-line growth across all of our business segments,” said Sapient President and Chief Executive Officer Alan J. Herrick. “Sapient Global Markets posted another outstanding quarter with 33% year-over-year revenue growth, while SapientNitro continues to set the benchmark for organic revenue growth in the marketing services industry at 30%. We are excited about our leadership position in the marketplace as our clients continue to recognize our unique abilities to help them navigate their changing business environments.”

The company generated cash from operations of $26.5 million in the third quarter of 2010, compared to $16.8 million in the third quarter of 2009. For the nine months ended September 30, 2010, cash from operations was $43.3 million, compared to $17.7 million for the first three quarters of 2009. As of September 30, 2010, the company had cash, cash equivalents and marketable securities of $193.9 million. Days sales outstanding was 68 days for the third quarter of 2010, down from 69 days in the second quarter of 2010 and up from 66 days for the third quarter of 2009.

Outlook

Sapient management provided the following guidance:

  For the fourth quarter ending December 31, 2010, service revenues are expected to be $219 to $224 million.
  Fourth quarter non-GAAP operating margin is expected to be 12% to 14%.

Webcast and Conference Call

Sapient will host a discussion of its third quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 679-8033
International:	(617) 213-4846
Passcode:	85100823

Please use the following link to pre-register for the conference call:

https://cossprereg.btci.com/prereg/key.process?key=PCBDTNHUN

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=3439375

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from November 4 at 7:30 p.m. ET through November 11 at 11:59 p.m. ET. The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	71729545

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company has presented service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the local functional currencies in countries where the company operates. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the fourth quarter of 2010 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

	(in thousands, except per share amounts)
Revenues:
Service revenues	$217,057	$165,541	$600,631	$455,434
Reimbursable expenses	11,525	6,919	30,375	19,942
Total gross revenues	228,582	172,460	631,006	475,376
Operating expenses:
Project personnel expenses	148,003	114,219	415,115	316,336
Reimbursable expenses	11,525	6,919	30,375	19,942
Total project personnel expenses and reimbursable expenses	159,528	121,138	445,490	336,278
Selling and marketing expenses	9,298	8,055	28,170	22,471
General and administrative expenses	38,443	30,207	110,821	84,325
Restructuring and other related charges	34	2,518	448	4,821
Amortization of purchased intangible assets	1,301	1,681	4,127	3,446
Acquisition costs and other related charges	-	1,110	111	2,783
Total operating expenses	208,604	164,709	589,167	454,124

Income from operations	19,978	7,751	41,839	21,252

Interest and other income, net	942	652	2,487	2,467

Income before income taxes	20,920	8,403	44,326	23,719
Provision for income taxes	6,645	2,470	16,208	5,692
Net income	$14,275	$5,933	$28,118	$18,027

Basic net income per share	$0.11	$0.05	$0.21	$0.14
Diluted net income per share	$0.10	$0.04	$0.20	$0.14

Weighted average common shares	132,775	128,582	131,517	127,530
Weighted average dilutive common share equivalents	6,469	6,739	6,796	4,185
Weighted average common shares and dilutive common share equivalents	139,244	135,321	138,313	131,715

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	September 30, 2010	December 31, 2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$189,928	$195,678
Marketable securities, current portion	-	16,082
Restricted cash, current portion	439	393
Accounts receivable, less allowance for doubtful accounts	121,158	111,987
Unbilled revenues	66,500	47,426
Deferred tax assets, current portion	22,657	27,616
Prepaid expenses and other current assets	29,905	24,893
Total current assets	430,587	424,075
Marketable securities, net of current portion	1,258	1,362
Restricted cash, net of current portion	2,265	2,308
Property and equipment, net	35,196	29,229
Purchased intangible assets, net	18,981	23,061
Goodwill	78,362	76,004
Deferred tax assets, net of current portion	35,733	33,521
Other assets	6,853	5,359

Total assets	$609,235	$594,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,620	$19,238
Accrued compensation	60,635	49,147
Accrued restructuring costs, current portion	3,819	3,727
Deferred revenues, current portion	15,368	19,544
Other current liabilities	62,196	55,855
Total current liabilities	164,638	147,511
Accrued restructuring costs, net of current portion	405	2,994
Deferred tax liability, net of current portion	1,566	1,579
Other long-term liabilities	19,677	16,634
Total liabilities	186,286	168,718

Stockholders' equity	422,949	426,201

Total liabilities and stockholders’ equity	$609,235	$594,919

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

	(in thousands)

Cash flows from operating activities:
Net income	$14,275	$5,933	$28,118	$18,027
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) recognized on disposition of fixed assets	93	60	240	(42)
Unrealized (gain) loss on financial instruments	(173)	(482)	167	61
Realized gain on investments, net	-	(16)	(132)	(103)
Depreciation and amortization expense	5,234	5,874	16,037	15,481
Deferred income taxes	4,385	187	2,761	1,702
Provision for doubtful accounts, net	-	289	-	829
Stock-based compensation expense	4,289	3,782	13,924	10,928
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(1,542)	11,370	(9,454)	8,681
Unbilled revenues	(5,939)	(1,143)	(18,835)	(3,226)
Prepaid expenses and other current assets	(3,804)	(8,953)	(6,612)	(12,770)
Sales of trading marketable securities	6,825	-	16,425	-
Other assets	(769)	1,130	(1,381)	1,085
Accounts payable	1,667	1,595	1,104	3,680
Accrued compensation	5,568	120	1,334	(21,076)
Accrued restructuring costs	(1,113)	1,672	(2,457)	242
Deferred revenues	250	1,651	(4,166)	(838)
Other accrued liabilities	(3,863)	(6,550)	3,435	(5,898)
Other long-term liabilities	1,100	316	2,775	954

Net cash provided by operating activities	26,483	16,835	43,283	17,717
Cash flows from investing activities:
Cash paid for acquisitions	-	(14,169)	(3,163)	(14,169)
Purchases of property and equipment and cost of internally developed software	(7,553)	(3,388)	(15,019)	(6,930)
Sales and maturities of available-for-sale marketable securities	100	1,500	881	3,796
Cash (paid) received on financial instruments, net	(397)	(300)	535	298
Change in restricted cash	(73)	(347)	(27)	(130)

Net cash used in investing activities	(7,923)	(16,704)	(16,793)	(17,135)
Cash flows from financing activities:
Principal payments under capital lease obligation	(21)	(8)	(62)	(8)
Proceeds from line of credit	3,050	-	3,050	-
Proceeds from stock option and purchase plans	1,703	756	5,943	911
Dividends paid on common stock	-	-	(46,832)	-

Net cash provided by (used in) financing activities	4,732	748	(37,901)	903
Effect of exchange rate changes on cash and cash equivalents	5,367	1,158	5,661	4,844

Increase (decrease) in cash and cash equivalents	28,659	2,037	(5,750)	6,329
Cash and cash equivalents, at beginning of period	161,269	173,632	195,678	169,340
Cash and cash equivalents, at end of period	$189,928	$175,669	$189,928	$175,669

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

	(in thousands, except per share amounts)

Service revenues	$ 217,057	$ 165,541	$ 600,631	$ 455,434

GAAP income from operations	$ 19,978	$ 7,751	$ 41,839	$ 21,252
Stock-based compensation expense	4,289	3,782	13,924	10,928
Restructuring and other related charges	34	2,518	448	4,821
Amortization of purchased intangible assets	1,301	1,681	4,127	3,446
Acquisition costs and other related charges	-	1,110	111	2,783
Stock-based compensation review and restatement benefit	-	-	(301)	(992)
Non-GAAP income from operations	$ 25,602	$ 16,842	$ 60,148	$ 42,238

GAAP operating margin	9.2%	4.7%	7.0%	4.7%
Effect of adjustments detailed above	2.6%	5.5%	3.0%	4.6%
Non-GAAP operating margin	11.8%	10.2%	10.0%	9.3%

GAAP net income	$ 14,275	$ 5,933	$ 28,118	$ 18,027
Stock-based compensation expense, net of tax (1)	2,653	2,322	8,641	6,758
Restructuring and other related charges, net of tax (1)	20	1,500	372	3,079
Amortization of purchased intangible assets, net of tax (1)	1,020	1,001	3,197	2,052
Acquisition costs and other related charges, net of tax (1)	-	661	66	1,657
Stock-based compensation review and restatement benefit, net of tax (1)	-	-	(179)	(591)
Non-GAAP net income	$ 17,968	$ 11,417	$ 40,215	$ 30,982

GAAP basic income per share	$ 0.11	$ 0.05	$ 0.21	$ 0.14
Effect of adjustments detailed above	0.03	0.04	0.10	0.10
Non-GAAP basic income per share	$ 0.14	$ 0.09	$ 0.31	$ 0.24

GAAP and Non-GAAP weighted average common shares	132,775	128,582	131,517	127,530

GAAP diluted income per share	$ 0.10	$ 0.04	$ 0.20	$ 0.14
Effect of adjustments noted above and change in dilution noted below	0.03	0.04	0.09	0.10
Non-GAAP diluted income per share	$ 0.13	$ 0.08	$ 0.29	$ 0.24

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	139,244	135,321	138,313	131,715

(1) 2009 Non-GAAP amounts have been recast to reflect 2010 effective tax rate for comparative purposes.

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com